Exhibit 10.5

RELIANT PHARMACEUTICALS, LLC

UNIT APPRECIATION RIGHTS PLAN

1. PURPOSE OF THE PLAN

The purposes of the Reliant Pharmaceuticals, LLC Unit Appreciation Rights Plan are to attract and retain the best available personnel and to provide Employees, Managers and Consultants of Reliant with an incentive to promote the long-term performance of Reliant.

2. DEFINITIONS

(a) “Acquisition” means (i) any consolidation or merger of Reliant with or into any other corporation or other entity or person in which the Members prior to such consolidation or merger to own less than fifty percent (50%) of Reliant’s equity immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of Reliant or to convert Reliant to a C-Corporation, whereupon the Rights and this Plan are assumed by the successor entity; or (ii) a sale of all or substantially all of the assets of Reliant in a complete liquidation or dissolution of Reliant in a transaction not covered by the exceptions to clause (i) above.

(b) “Award Agreement” an agreement entered into between Reliant and the Participant evidencing the terms of a Right as the same may be amended from time to time.

(c) “Base Price” means such amount as determined by the Committee, but will not be less than the Fair Market Value of a Common Unit on the Grant Date.

(d) “Board” means the Board of Managers of Reliant, as it may be constituted from time to time.

(e) “C-Corporation” means a corporation subject to taxation under Chapter C of the Code.

(f) “Cause” shall mean a termination by Reliant of the Service Provider’s relationship with Reliant due to (i) the commission by the Service Provider of an act of fraud against Reliant or any affiliate thereof or embezzlement, (ii) a breach of one or more of the following duties to Reliant: (A) the duty of loyalty, (B) the duty not to take willful actions which would reasonably be viewed by Reliant as placing the Service Provider’s interest in a position adverse to the interest of Reliant, (C) the duty not to engage in self-dealing with respect to Reliant’s assets, properties or business opportunities, except as approved in writing by the Board, (D) the duty of honesty or (E) any other fiduciary duty which the Service Provider owes to Reliant, (iii) a conviction of the Service Provider (or a plea of nolo contendere in lieu thereof) for (A) a felony or (B) a crime involving fraud, dishonesty or moral turpitude, (iv) intentional misconduct with respect to his duties to Reliant, including, but not limited to, knowing and intentional violation by the Service Provider of written policies of Reliant, including policies regarding confidential information and non-competition, or specific directions of the Board or superior officers of Reliant, which policies or directives are neither illegal (or do not involve illegal conduct) nor do they require the Service Provider to violate reasonable business ethical standards, or (v) the failure of the Service Provider, after written notice from Reliant, to render services to Reliant in accordance with his employment or other relationship with Reliant, which failure is not cured within 10 days of receipt of such notice.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the Compensation Committee of the Board.

(i) “Common Unit” means a class one common unit of Reliant.

(j) “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Reliant; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Reliant’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Reliant to render such services.

(k) “Disability” means the total and permanent disability of a Participant within the meaning of Code Section 22(e)(3).

(l) “Employee” means any person, including a Manager, who is designated by the Board as an employee of Reliant. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Reliant or (ii) transfers between locations of Reliant or between Reliant, or any successor. Neither service as a Manager nor payment of a fee to a Manager for his/her services as a Manager shall be sufficient, by itself, to constitute “employment” by Reliant. In addition, the term employee shall not include any person whose services with Reliant are performed pursuant to a contract that purports to treat the individual as an independent contractor even if such individual is later determined (by judicial action or otherwise) to have been a common law employee of Reliant, rather than an independent contractor.

(m) “Exercise Date” means the date prior to the Expiration Date on which the Participant elects to surrender his Right.

(n) “Expiration Date” means the date on which a Right (or any portion thereof) ultimately becomes unexercisable either by reason of the lapse of time or otherwise.

(o) “Fair Market Value” shall be the fair market value of any Common Unit as established by the Committee acting in good faith.

(p) “Reliant” means Reliant Pharmaceuticals, LLC, a Delaware limited liability company and any successor thereto.

(q) “Grant Date” means the date which is designated by the Committee as the Grant Date of a Right as set forth in the relevant Award Agreement.

(r) “Manager” means a member of the Board.

(s) “Participant” means a Service Provider, who has received a Right which has not been exercised, cancelled or forfeited and which has not expired.

(t) “Plan” means the Reliant Pharmaceuticals, LLC Unit Appreciation Rights Plan, as amended from time to time.

(u) “Right” means a unit appreciation right issued pursuant to the Plan entitling the Participant to the positive difference, if any, between the Fair Market Value of a Common Unit on the Exercise Date and the Base Price.

(v) “Service Provider” means an Employee, Manager or Consultant

3. ADMINISTRATION OF THE PLAN

The Plan will be administered by the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee will have the authority and discretion to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan. Decisions and determinations by the Committee will be final and binding on all persons and entities. The Committee will also have the authority to exercise such powers and perform such acts with respect to the Plan and the Rights as the Committee deems necessary or desirable to promote the best interests of Reliant which are not in conflict with the provisions of the Plan. Notwithstanding anything to the contrary contained in the Plan, the Board will also have all power and authority to perform any act granted to the Committee pursuant to the Plan.

4. RIGHTS

(a) Grant of Awards. The Committee may, in its sole discretion, at any time and from time to time grant Rights to any Service Provider. Each grant of Rights will be evidenced by an Award Agreement containing such terms and conditions, not inconsistent with the Plan, as the Committee approves from time to time.

(b) Vesting. Each Right shall vest and becomes exercisable by the Participant at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. Unless otherwise specifically provided in a Participant’s Award Agreement, a Participant’s Rights shall terminate automatically if the Participant ceases to be a Service Provider for Cause. If, on the date of termination as a Service Provider, the Participant is not fully vested in his or her Rights, that portion of the Rights in which the Participant is not vested shall immediately be forfeited and terminate. If, after termination as a Service Provider, the Participant does not exercise the vested portion of the Right by its Expiration Date, the Right shall terminate.

(c) Exercisability. A Participant who is an active Service Provider of Reliant may exercise a Right on any date on or after it has vested, but on or before the Expiration Date. If a Participant’s relationship with Reliant as a Service Provider is terminated the Participant (or his or her permitted successor) may exercise the vested portion of the Right within such period of time as set forth in the Award Agreement, but in no event later than the Expiration Date. In the absence of a specified time in the Award Agreement, vested Rights that are not otherwise forfeited shall remain exercisable until the following dates:

(i) Twelve (12) months after the termination, if termination is due to death;

(ii) Three (3) months after the date of termination, if termination is for any reason other than death, or Disability.

Any Right not exercised within the applicable period as described above will be forfeited and terminate. Notwithstanding anything herein to the contrary, no Right may be exercised before it is vested.

(d) Term. The term of each Right will be ten (10) years from Grant Date, unless otherwise specified by the Committee in the Award Agreement. The Committee may, from time to time, extend the Expiration Date of any Right upon such terms and conditions, as the Committee will determine.

(e) No Ordering. Rights may be exercised in any order, regardless of the Grant Date or the existence of any other outstanding Right.

(f) Whole or Partial Exercise. An Right may be exercised by a Participant, to the extent exercisable, in whole or in part.

(g) Beneficiaries. In the event of the death of a Participant, the person or persons to whom any Right is transferred by will or the laws of descent and distribution will have the right (prior to the Expiration Date) to exercise such Right in whole or in part.

(h) Committee Discretion. Notwithstanding the foregoing, the Committee may, if it believes circumstances warrant such action, authorize the exercise of a Right that would otherwise have terminated.

5. MANNER OF EXERCISE

(a) Notice of Exercise. To the extent a Right is vested and exercisable as provided in Section 4, a Participant (or if applicable his or her permitted successor), may exercise all or any part of the Right by delivery of an exercise notice in the form and manner as set forth in the Award Agreement.

(b) Settlement of Rights. Upon exercise of a Right the Participant (or if applicable his or her permitted successor) will receive an amount, less any required withholding, equal to the product of:

(i) the difference between the Fair Market Value of a Common Unit on the Exercise Date and the Base Price; and

(ii) the number of Common Units with respect to which the Right is properly exercised.

Payment by the Company may be made in cash, by cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company, or in installments, plus interest, in the discretion of the Company.

6. DILUTION AND OTHER ADJUSTMENTS

(a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, additional Common Units or other property), any capital contributions to Reliant, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of Reliant, or exchange of Common Units or other securities of Reliant, issuance of warrants or other rights to purchase Common Units or other securities of Reliant, or other similar corporate transaction or event, in the Committee’s sole discretion, affects the Common Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Rights, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i) the kind of Common Units (or other securities or property) with respect to which Rights may be granted or awarded;

(ii) the number and kind of Common Units (or other securities or property) subject to outstanding Rights; and

(iii) the Base Price with respect to any Right.

(b) In the event of any transaction or event described in Section 6(a), the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Rights granted under the Plan or to facilitate such transaction or event:

(i) to provide for the purchase of any Rights for an amount of cash and/or promissory notes equal to the amount that the exercise of such Right would have yielded on the relevant date;

(ii) to provide that such Right shall be fully vested and exercisable, notwithstanding anything to the contrary in the Plan or the provisions of such Right;

(iii) to provide that such Rights be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or shall be substituted for by similar rights or awards covering the equity securities of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity and base prices; and/or

(iv) to make adjustments in the number and type of Common Units (or other securities or property) subject to outstanding Rights, and/or in the terms and conditions of (including the grant or base price), and the criteria included in, outstanding Rights or which may be granted in the future.

(c) The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement or certificate, as it may deem equitable and in the best interests of Reliant.

(d) If Reliant undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Rights outstanding under the Plan or may substitute similar awards for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in an Acquisition does not assume such Rights or does not substitute similar awards for those outstanding under the Plan, then with respect to (i) Rights held by Participants whose status as a Service Provider has not terminated prior to such event, the vesting of such Rights (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the Acquisition (and the Rights terminated if not exercised prior to the closing of such Acquisition), and (ii) any other Rights outstanding under the Plan, such Rights shall be terminated if not exercised prior to the closing of the Acquisition.

7. CANCELLATION OF RIGHTS

The Committee may cancel all or any part of a Right with the written consent of the Participant holding such Right. In the event of any cancellation, all rights of the former Participant in respect of such cancelled Right will terminate.

8. MISCELLANEOUS PROVISIONS

(a) Assignment and Transfer. Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and Rights may be exercised or otherwise realized, during the lifetime of the Participant, only by the Participant or by his or her guardian or legal representative.

(b) No Right to Rights or Employment. No Employee or other person will have any claim or right to be granted a Right. Neither the Plan nor any action taken hereunder will be construed as giving any Employee or Participant any right to be retained in the employ of Reliant.

(c) Taxes. Reliant will have the right to deduct from payment of a Right any taxes required by law to be withheld from an Employee with respect to such payment.

(d) Securities Laws. Each Right will be subject to the condition that such Right may not be exercised if the Committee determines that the exercise of such Right may violate the securities laws or any other law or requirement of any governmental authority. Reliant will not be deemed by any reason of the granting of any Rights to have any obligation to register the Rights or the Common Units or other equity securities underlying such Rights under the securities laws or to maintain in effect any registration of such Rights or equity securities which may be made at any time under the securities laws.

(e) Severability. Whenever possible, each provision in the Plan and in every Award Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Plan or any Right made thereunder will be held to be prohibited by or invalid under applicable law, then (i) such provision will be deemed amended to, and to have contained from the outset such language will be necessary to, accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions of the Plan and every Right will remain in full force and effect.

(f) No Strict Construction. No rule of strict construction will be applied against Reliant, the Committee or any other person in the interpretation of any of the terms of the Plan, any Right or any rule or procedure established by the Committee.

(g) Rights as a Member. A Participant will not have any voting or other rights as a member (or other equity holder) of Reliant by reason of a grant of a Right or settlement of a Right.

(h) Governing Law. The Plan will be governed by and construed in accordance with the laws of the State of Delaware.

9. AMENDMENT AND TERMINATION

The Committee may at any time amend, suspend or terminate the Plan; provided that no such action will adversely affect any Rights theretofore granted or change the vesting applicable to a Right in a manner adverse to a Participant, except in accordance with Section 6.